EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Date: February 6, 2007

GENSTAR CAPITAL PARTNERS III, L.P.,
a Delaware limited partnership

By:	Genstar Capital III, L.P.
Its General Partner

By:	Genstar III GP LLC
Its General Partner

By:	/s/ Richard D. Paterson
Richard D. Paterson
Managing Member

STARGEN III, L.P.,
a Delaware limited partnership

By:	Genstar Capital III, L.P.
Its General Partner

By:	Genstar III GP LLC
Its General Partner

By:	/s/ Richard D. Paterson
Richard D. Paterson
Managing Member

GENSTAR CAPITAL III, L.P.,
a Delaware limited partnership

By:	Genstar III GP LLC
Its General Partner

By:	/s/ Richard D. Paterson
Richard D. Paterson
Managing Member

Page 14 of 15 pages.

GENSTAR III GP LLC

By:	/s/ Richard D. Paterson
Richard D. Paterson
Managing Member

JEAN-PIERRE L. CONTE

/s/ Jean-Pierre L. Conte

RICHARD F. HOSKINS

/s/ Richard F. Hoskins

RICHARD D. PATERSON

/s/ Richard D. Paterson

Page 15 of 15 pages.